Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 *Bi, 333-140223) and Registration Statement on Form S-8/A (No. 333-123826) of Global Green Solutions Inc. (formerly High Grade Mining Corporation) (an exploration stage company) of our report, dated March 27, 2007, which appears in this annual report on Form 10-KSB/A-1 for the year ended November 30, 2006.

Vancouver, Canada	"MORGAN & COMPANY"

March 26, 2007	Chartered Accountants